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                                                                     Exhibit 5.1

March 31, 2000

ADC Telecommunications, Inc.
12501 Whitewater Drive
Minnetonka, Minnesota 55343

                  Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as counsel to ADC Telecommunications, Inc., a Minnesota corporation (the "Company"), in connection with a Registration Statement on Form S-4 (the "Registration Statement") relating to the issuance by the Company of up to 34,136,151 shares (the "Shares") of Common Stock of the Company, par value $.20 per share, that are to be issued in connection with the merger of a subsidiary of the Company with and into PairGain Technologies, Inc. (the "Merger"), as described in the Registration Statement.

         We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon statements and representations of officers and other representatives of the Company and others and upon certificates of officers of the Company and of public officials. We have also assumed that the Shares will be issued in connection with the Merger as described in the Registration Statement.

         Based on the foregoing, we are of the opinion that the Shares to be issued by the Company in the Merger have been duly authorized and, when issued in accordance with the terms of the Merger Agreement as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

         Our opinions expressed above are limited to the laws of the State of Minnesota.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Proxy Statement / Prospectus constituting part of the Registration Statement.


                                           Very truly yours,

                                          /s/ Dorsey & Whitney LLP

RAR